Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended			Three Months Ended
	March 31, 2007			March 31, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 1,810	$ 4,382	$ 6,192	$ 2,030	$ 3,996	$ 6,026
Undistributed Earnings (Loss)	(546)	(1,258)	(1,804)	562	1,076	1,638

Income from Continuing Operations	$ 1,264	$ 3,124	$ 4,388	$ 2,592	$ 5,072	$ 7,664

Average Basic Shares Outstanding	11,741	27,050	38,791	13,111	25,098	38,209

Basic Earnings Per Share from Continuing Operations	$0.11	$0.12		$0.20	$0.20

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,835	$ 4,420	$ 6,255	$ 2,052	$ 3,998	$ 6,050
Undistributed Earnings (Loss)	(573)	(1,294)	(1,867)	559	1,055	1,614

Income from Continuing Operations	$ 1,262	$ 3,126	$ 4,388	$ 2,611	$ 5,053	$ 7,664

Average Diluted Shares Outstanding	12,105	27,349	39,454	13,310	25,130	38,440

Diluted Earnings Per Share from Continuing Operations	$0.10	$0.11		$0.20	$0.20

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 1,264	$ 3,124	$ 4,388	$ 2,592	$ 5,072	$ 7,664

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	35	35	--	--	--
Performance share awards	25	3	28	22	2	24

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(27)	(36)	(63)	(3)	(21)	(24)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 1,262	$ 3,126	$ 4,388	$ 2,611	$ 5,053	$ 7,664

Average Shares Outstanding for Basic EPS Calculation	11,741	27,050	38,791	13,111	25,098	38,209

Dilutive Effect of Average Outstanding:
Stock options	--	220	220	--	--	--
Performance share awards	160	17	177	139	11	150
Restricted share units	204	62	266	60	21	81

Average Shares Outstanding for Diluted EPS Calculation	12,105	27,349	39,454	13,310	25,130	38,440

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the quarter ended March 31, 2007, none of the 864,000 average stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation. For the quarter ended March 31, 2006, all 1,860,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Nine Months Ended			Nine Months Ended
	March 31, 2007			March 31, 2006

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 5,740	$ 12,830	$ 18,570	$ 6,209	$ 11,954	$ 18,163
Undistributed Earnings (Loss)	82	179	261	(366)	(682)	(1,048)

Income from Continuing Operations	$ 5,822	$ 13,009	$ 18,831	$ 5,843	$ 11,272	$ 17,115

Average Basic Shares Outstanding	12,094	26,473	38,567	13,315	24,877	38,192

Basic Earnings Per Share from Continuing Operations	$0.48	$0.49		$0.44	$0.45

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 5,815	$ 12,975	$ 18,790	$ 6,266	$ 11,959	$ 18,225
Undistributed Earnings (Loss)	13	28	41	(389)	(721)	(1,110)

Income from Continuing Operations	$ 5,828	$ 13,003	$ 18,831	$ 5,877	$ 11,238	$ 17,115

Average Diluted Shares Outstanding	12,436	26,831	39,267	13,443	24,889	38,332

Diluted Earnings Per Share from Continuing Operations	$0.47	$0.48		$0.44	$0.45

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 5,822	$ 13,009	$ 18,831	$ 5,843	$ 11,272	$ 17,115

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	137	137	--	--	--
Performance share awards	75	8	83	57	5	62

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(69)	(151)	(220)	(23)	(39)	(62)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 5,828	$ 13,003	$ 18,831	$ 5,877	$ 11,238	$ 17,115

Average Shares Outstanding for Basic EPS Calculation	12,094	26,473	38,567	13,315	24,877	38,192

Dilutive Effect of Average Outstanding:
Stock options	--	286	286	--	--	--
Performance share awards	180	56	236	124	10	134
Restricted share units	162	16	178	4	2	6

Average Shares Outstanding for Diluted EPS Calculation	12,436	26,831	39,267	13,443	24,889	38,332

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the nine months ended March 31, 2007, none of the 1,226,000 average stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation. For the nine months ended March 31, 2006, all 2,001,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006

Basic:
Class A	($0.02)	($0.01)
Class B	($0.02)	($0.01)
Diluted:
Class A	($0.01)	($0.01)
Class B	($0.01)	($0.01)

	(Unaudited)	(Unaudited)
	Nine Months Ended	Nine Months Ended
	March 31, 2007	March 31, 2006

Basic:
Class A	($0.11)	($0.33)
Class B	($0.11)	($0.33)
Diluted:
Class A	($0.11)	($0.33)
Class B	($0.10)	($0.33)

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Three Months Ended	Three Months Ended
IN ACCOUNTING PRINCIPLE	March 31, 2007	March 31, 2006

Basic:
Class A	$0.00	$0.00
Class B	$0.00	$0.00
Diluted:
Class A	$0.00	$0.00
Class B	$0.00	$0.00

	(Unaudited)	(Unaudited)
	Nine Months Ended	Nine Months Ended
	March 31, 2007	March 31, 2006

Basic:
Class A	$0.00	$0.01
Class B	$0.00	$0.01
Diluted:
Class A	$0.00	$0.01
Class B	$0.00	$0.01

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Three Months Ended			Three Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	March 31, 2007			March 31, 2006
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 1,810	$ 4,382	$ 6,192	$ 2,030	$ 3,996	$ 6,026
Undistributed Earnings (Loss)	(719)	(1,657)	(2,376)	433	830	1,263

Net Income	$ 1,091	$ 2,725	$ 3,816	$ 2,463	$ 4,826	$ 7,289

Average Basic Shares Outstanding	11,741	27,050	38,791	13,111	25,098	38,209

Basic Earnings Per Share	$0.09	$0.10		$0.19	$0.19

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 1,835	$ 4,420	$ 6,255	$ 2,052	$ 3,998	$ 6,050
Undistributed Earnings (Loss)	(748)	(1,691)	(2,439)	429	810	1,239

Net Income	$ 1,087	$ 2,729	$ 3,816	$ 2,481	$ 4,808	$ 7,289

Average Diluted Shares Outstanding	12,105	27,349	39,454	13,310	25,130	38,440

Diluted Earnings Per Share	$0.09	$0.10		$0.19	$0.19

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the quarter ended March 31, 2007, none of the 864,000 average stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation. For the quarter ended March 31, 2006, all 1,860,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Nine Months Ended			Nine Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	March 31, 2007			March 31, 2006
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 5,740	$ 12,830	$ 18,570	$ 6,209	$ 11,954	$ 18,163
Undistributed Loss	(1,216)	(2,663)	(3,879)	(4,603)	(8,600)	(13,203)

Net Income	$ 4,524	$ 10,167	$ 14,691	$ 1,606	$ 3,354	$ 4,960

Average Basic Shares Outstanding	12,094	26,473	38,567	13,315	24,877	38,192

Basic Earnings Per Share	$0.37	$0.38		$0.12	$0.13

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 5,815	$ 12,975	$ 18,790	$ 6,266	$ 11,959	$ 18,225
Undistributed Loss	(1,298)	(2,801)	(4,099)	(4,652)	(8,613)	(13,265)

Net Income	$ 4,517	$ 10,174	$ 14,691	$ 1,614	$ 3,346	$ 4,960

Average Diluted Shares Outstanding	12,436	26,831	39,267	13,443	24,889	38,332

Diluted Earnings Per Share	$0.36	$0.38		$0.12	$0.13

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the nine months ended March 31, 2007, none of the 1,226,000 average stock options outstanding were antidilutive, thus all stock options were included in the dilutive calculation. For the nine months ended March 31, 2006, all 2,001,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.